                                                                  EXHIBIT  2.7


                            STOCK PURCHASE AGREEMENT

                             Dated January 24, 1997

                                  By and Among

                                 RENT-WAY, INC.
                         (a Pennsylvania Corporation),

                            PERRY ELECTRONICS, INC.
                             (an Ohio Corporation)
                               d/b/a RENTAL KING,

                               ROBERT L. THOMAS,

                                NORMA J. THOMAS,

                               RANDALL L. SNYDER

                                      and


                                 NIKI L. SNYDER

                            STOCK PURCHASE AGREEMENT


   THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 24, 1997, is by and among RENT-WAY, INC., a Pennsylvania corporation with its principal place of business at 3230 West Lake Road, Erie, Pennsylvania 16505 (the "Buyer"); ROBERT L. THOMAS, an individual residing at 4219 West Lebanon Road, South, Dalton, Ohio 44618, ("Thomas"), NORMA J. THOMAS, an individual residing at 4219 West Lebanon Road, South, Dalton, Ohio 44618 ("NJT"), RANDALL
L. SNYDER, an individual residing at 7325 Farmdale Avenue, N.W., North Canton, Ohio 44720 ("Snyder") and NIKI L. SNYDER, an individual residing at 7325 Farmdale Avenue, N.W., North Canton, Ohio 44720 ("NLS") (Thomas, NJT, Snyder and NLS are herein referred to individually as a "Seller" and collectively as the "Sellers"); and PERRY ELECTRONICS, INC., d/b/a Rental King, an Ohio corporation with its principal place of business at 3001 Lincoln Highway East, Massillon, Ohio 44648 (the "Corporation").

                                   RECITALS:

   WHEREAS, Sellers own all of the issued and outstanding shares of stock of the Corporation; and

   WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the shares of the Corporation upon the terms and conditions contained in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, Sellers and the Corporation agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

   1.1 Defined Terms. As used in this Agreement, the terms below shall have the following meanings:

   (a) "Accounts" shall mean the customer accounts established and existing under the Rental Contracts.

   (b) "Active Rental Merchandise" shall mean rental merchandise of the Business which is subject to a Rental Contract as of January 31, 1997.

   (c) "Agreement" shall mean this Stock Purchase Agreement, together with the Schedules and Exhibits attached to this Agreement and the certificates and instruments to be executed and delivered in connection with this Agreement.

   (d) "Business" shall mean the rental and rental-purchase business in Ohio, Michigan, Kentucky, Florida, Indiana, Colorado and West Virginia conducted by the Corporation at the Store Locations.

   (e) "Business Records" shall mean all originals and copies of all operating data and records of the Business on whatever media including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service and credit files, personnel records and other records pertaining to the Business.

   (f) "Closing Date" shall mean February 4, 1997, except that if all of the conditions to

Closing set forth in Articles 7 and 8 of this Agreement shall not have been satisfied or waived on or prior to such date, "Closing Date" shall mean the third business day after the satisfaction or waiver of all such conditions to Closing, or on such other date as the parties may agree.

   (g) "Code" shall mean the Internal Revenue Code of 1986, as amended to date.

   (h) "Encumbrance" shall mean any restriction, charge, lien, pledge, option, easement, security interest, right-of-way, encumbrance or other similar right of any Person.

   (i) "Environmental Claims" shall mean any notice of violation, notice of potential or actual responsibility or liability, claim, suit, action, demand, directive or order by any Person for any damage (including, but not limited to, personal injury, tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, environmental removal, response or remediation costs, nuisance, pollution, contamination or other adverse effects on the environment or for fines, penalties or restrictions on existing environmental permits or licenses) resulting from or relating to (i) the presence of, the Release or threatened Release into the environment of, or exposure to, any Hazardous Substance, (ii) the generation, manufacture, processing, distribution, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance,
(iii) the violation, or alleged violation, of any Environmental Laws or (iv) the non-compliance or alleged non-compliance with any Environmental Laws.

   (j) "Environmental Laws" shall mean any applicable statutes, ordinances, directives or other laws, any rules or regulations, orders, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, labelling, deposit, transporting, presence, Release or threatened Release of, any Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials.
Without limiting the generality of the foregoing, Environmental Laws shall include in the United States, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and the Occupational Safety and Health Act, as amended, all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority.

   (k) "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

   (l) "February Revenues" shall mean all revenues received by the Corporation from the operation of its stores beginning on February 1, 1997 and continuing until the day prior to the Closing Date.

   (m) "GAAP" shall mean generally accepted accounting principles in the United States.

   (n) "Governmental Authority" shall mean any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

   (o) "Governmental Requirement" shall mean any rule, regulation, code, plan, injunction, judgment, order, decree, ruling or charge of any Governmental Authority.

   (p) "Hazardous Substances" shall mean any pollutants, contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances of materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other substance, material or waste), as defined in or regulated by any Environmental Laws or as determined by any Governmental Authority.

   (q) "Inactive Rental Merchandise" shall mean the rental merchandise of the Business which is not subject to a Rental Contract as of January 31, 1997.

   (r) "Intangible Property" shall mean all patents, trademarks, service marks, trade names, copyrights, inventions, know how, trade secrets, products or other developments in progress and other intangible property owned or used pursuant to a license agreement or otherwise, by the Corporation in the conduct of the Business.

(s) "Liabilities" shall mean all liabilities and obligations of every nature of the Corporation as of the close of business on January 31, 1997, whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, which are required to be disclosed or provided for in the Corporation's financial statements in accordance with GAAP, including but not limited to (A) all indebtedness for borrowed monies, (B) all trade accounts payable, (C) all liabilities and obligations pursuant to any agreement to which the Corporation is a party and (D) any liability for Taxes (taking into account that the Corporation is an S Corporation under the Code), but excluding obligations accruing after January 31, 1997 under (i) the Real Property Leases and (ii) any capital leases of the Corporation. Notwithstanding the foregoing, liability for accrued vacation and personal days, liability for profit sharing contributions attributable to calendar year 1997 and liability for goods delivered or services provided after the Effective Time shall be excluded from Liabilities.

   (t) "Net Book Value of Rental Merchandise" shall mean the net book value of Rental Merchandise of the Corporation calculated using original cost depreciated on straight line basis over 18 months.

   (u) "Permits" shall mean all licenses, permits and other authorizations used in the Business.

   (v) "Person" shall mean any Governmental Authority, individual, corporation, partnership, trust or other entity.

   (w) "Proceeding" shall mean any action, order, writ, injunction, judgment, decree, claim, suit, litigation, dispute, grievance, arbitral action, investigation or other proceeding.

   (x) "Purchase Price" shall mean $23,000,000 payable in cash, (i) less Liabilities and (ii) less the February Revenues, and (iii) less the difference, if positive, between (A) $6,000,000 and (B) the Net Book Value of Rental Merchandise as of January 31, 1997, subject to adjustment after the Closing in accordance with Section 2.2(b).

   (y) "Real Property" shall mean all real property currently owned or leased by the

Corporation or which the Corporation previously owned in the past 10 years.

   (z) "Release" shall mean any spillage, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

   (aa) "Rental Contracts" shall mean all rental and rental-purchase contracts relating to the Business.

   (ab)  "Rental Merchandise" shall mean (i) the Active Rental Merchandise and
(ii) the Inactive Rental Merchandise.

   (ac) "Representative" shall mean any officer, director, principal, attorney, accountant, agent, employee or other representative of any Person.

   (ad) "Shares" shall mean all of the issued and outstanding shares of stock of the Corporation.

   (ae)  "Store Locations" shall mean the rental store locations set forth on
Schedule 1.1(ad).

   (af) "Tangible Personal Property" shall mean all tangible personal property (other than rental merchandise) used to conduct the Business, including, without limitation, vehicles, computers, modems, printers, fax machines, file cabinets, desks, calculators, telephone systems, counters, safes and security systems, together with any transferable manufacturer or vendor warranties related thereto.

   (ag) "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, start- up, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

   (ah) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

   1.2 Other Defined Terms. The following terms shall have meanings defined for such terms in the Sections set forth below:

   Term                            Section
   ----                            -------
   Accounts Receivable              4.20
   Allocation Statement             10.3(b)
   Bank Accounts                    4.22
   Bank Payoff                       2.3(c)
   Benefit Arrangement              4.23(m)
   Business Reports                  4.5
   Buyer's Accountant                2.2(b)
   Buyer's Audit                     2.2(b)
   Buyer Retained Records           10.1

   Closing                                3.1
   Closing Certificate                    2.2(b)
   COBRA                                 4.23(h)
   Confidentiality Agreement              6.2
   Corporate Records                     10.1
   Deposit                                2.5
   Effective Time                         3.1
   Employee Plans                        4.23(a)
   ERISA Affiliate                       4.23(e)
   Escrow Agent                           2.3(b)
   Escrow Funds                           2.3(b)
   Excess Closing Amount                  2.2(b)
   Final S Period(s) Tax Returns         10.3
   Financial Statements                   4.9
   Indemnified Party                      9.2(d)
   Indemnifying Party                     9.2(d)
   Interim Financial Statements           4.9
   Losses                                 9.2
   New Bank Accounts                      6.8(e)
   Non-Compete Agreement                  6.5
   Office Lease                           6.7
   PBGC                                  4.23(k)
   Pension Plans                         4.23(a)
   Real Property Leases                  4.10
   Section 338 Elections                 10.3(a)
   Third-Party Accountants                2.2(b)
   Thomas Leases                          6.7
   Welfare Plans                         4.23(a)

   1.3 Usage of Terms. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

   1.4 References to Articles, Sections, Exhibits and Schedules. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication otherwise requires.


                                   ARTICLE 2
                          PURCHASE AND SALE OF SHARES

   2.1 Transfer of Shares. Subject to the terms and conditions contained in this Agreement, on the Closing Date Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Sellers, the Shares, free and clear of all Encumbrances.

   2.2   Purchase Price; Post-Closing Adjustment.

   (a) At the Closing (as hereinafter defined) Buyer shall pay to Sellers for the sale, transfer, assignment, conveyance and delivery of the Shares an amount equal to the Purchase Price (less the Deposit) as provided in Sections 2.2 and 2.3.

   (b) On the Closing Date, Sellers shall deliver to Buyer a certificate, certified by an executive officer of the Corporation (the "Closing Certificate"), setting forth (i) a pro forma estimate of the Liabilities as of January 31, 1997 and the February Revenues; and (ii) a pro forma computation of the Net Book Value of Rental Merchandise as of January 31, 1997. The Closing shall proceed, and any adjustments to the Purchase Price shall be made, based on the Closing Certificate.

   There shall be conducted within seventy-five (75) days following the Closing Date an audit by Buyer's certified public accountants ("Buyer's Accountants") of the Corporation's financial statements for the two (2) years ending December 31, 1995 and December 31, 1996 pursuant to which Buyer's Accountants shall also determine (i) the Liabilities of the Corporation as of January 31, 1997, (ii) the February Revenues and (iii) the Net Book Value of Rental Merchandise of the Corporation as of January 31, 1997 (the "Buyer's Audit"). Buyer shall report any increase or any decrease in the amount of the Liabilities and the February Revenues, and any change in the Net Book Value of Rental Merchandise to Sellers as soon as Buyer's Audit shall have been completed. As promptly as reasonably possible, but in any event not later than ninety (90) days after the Closing Date, Buyer shall deliver the Buyer's Audit report to Sellers. Sellers shall have fifteen (15) days after receipt of Buyer's Audit report (A) to object to any increase in the amount of Liabilities and the February Revenues and (B) to object to any changes in the Net Book Value of Rental Merchandise. If Sellers do not so object, within such 15-day period, to any changes in the Net Book Value of Rental Merchandise, the Purchase Price shall be further reduced by the difference, if positive, between the Net Book Value of Rental Merchandise set forth in the Closing Certificate and the Net Book Value of Rental Merchandise as determined in the Buyer's Audit report; provided, however, that such dollar for dollar reductions in the Purchase Price shall only occur if the Net Book Value of Rental Merchandise set forth in the Closing Certificate is below $6,000,000. Otherwise, such dollar for dollar reduction in the Purchase Price shall not occur unless and until, and, in such event, only to the extent that the Net Book Value of Rental Merchandise, as calculated after such audit is below $6,000,000. In addition, if (A) the amount of Liabilities and February Revenues (taken together) as finally determined pursuant to this Section
2.2(b) is in excess of the sum of Liabilities and February Revenues set forth on the Closing Certificate, the Purchase Price shall be further reduced by such amount or (B) the amount of the Liabilities and February Revenues (taken together) as finally determined pursuant to this Section 2.2(b) is less than the sum of the Liabilities and February Revenues set forth on the Closing Certificate, the Purchase Price shall be increased by an amount equal to the amount by which the amount of the Liabilities and February Revenues (taken together) set forth on the Closing Certificate exceed the sum of the Liabilities and February Revenues as finally determined pursuant to this
Section 2.2(b) ("Excess Closing Amount").

   If Buyer and Sellers are unable to reach agreement as to any final Purchase Price adjustment within 15 days after the end of Sellers' 15-day review period, then Ernst & Young (the "Third-Party Accountants") shall promptly be retained to undertake the determination of any adjustments to the Purchase Price necessary under this Section 2.2(b), which determination shall be made as quickly as possible. Such determination of the Third-Party Accountants shall be final and binding upon Buyer and Sellers, and all expenses of the Third-Party Accountants shall be borne by the party found by the Third-Party Accountants to be in the greatest error with respect to its position on the amount of such adjustment.

   The amount of any final adjustment to the Purchase Price shall be payable by Sellers or Buyer, as the case may be, within five (5) days after the parties have agreed upon the amount of any such adjustment or within five (5) days after any final determination by the Third-Party Accountants. Any adjustments to the Purchase Price pursuant to this Section 2.2(b) payable by Sellers shall be borne by the Sellers in proportion to the percentages set forth on Exhibit A, and shall be payable from the Escrow Funds.

   2.3 Payment of Purchase Price. On the Closing Date, Buyer shall pay the Purchase Price to Sellers as follows:

   (a) Buyer shall pay to Sellers the Purchase Price (as adjusted, if applicable) minus the Escrow Funds (as hereinafter defined), as set forth in Exhibit A hereto.

   (b) Buyer shall deliver to Manufacturers and Traders Trust Company, Buffalo, New York (the "Escrow Agent") $2,000,000 (the "Escrow Funds") by wire transfer as instructed by the Escrow Agent in a letter delivered to Buyer not less than two days prior to the Closing, such funds to be held to pay for any adjustments in the Purchase Price pursuant to Section 2.2. Sellers and Buyer agree to jointly direct the release of the undisputed Escrow Funds as soon as practical after the Purchase Price adjustment and Buyer's Audit are completed. The Escrow Funds shall be held and disbursed in accordance with, and pursuant to, the terms and conditions of an Escrow Agreement among Sellers, Buyer and Escrow Agent in substantially the form of Exhibit B.

   (c) At the Closing, Buyer shall pay to United National Bank, Canton, Ohio an amount equal to the indebtedness of the Corporation to United National Bank as of the Closing Date (the "Bank Payoff").

   2.4 Sales Taxes. Sellers shall be responsible for any transfer, sales or use tax imposed by reason of the transfer of the Shares provided hereunder.

   2.5 Deposit. (a) Buyer will deliver a check for $500,000 (the "Deposit") to Thomas upon the execution of this Agreement by Sellers. Subject to Paragraph (b) below, the Deposit shall be held by Thomas (on behalf of Sellers) until the Closing of the transactions provided for in this Agreement, in which case the Deposit shall be credited against payment of the Purchase Price.

   (b) If the Closing shall not have occurred by February 15, 1997, the Deposit shall be either retained by Thomas (on behalf of Sellers) or returned to Buyer, as follows:

     i. If all of the conditions to Buyer's obligations to consummate the transaction provided for in this Agreement except for those set forth in Sections 8.5 and 8.7 shall have been satisfied by February 15, 1997, and Buyer exercises its rights under Article 8 hereof not to close because the conditions in either Section 8.5 or 8.7 shall have not been satisfied, then Thomas (on behalf of Sellers) may retain the Deposit and Buyer shall have no further claim or interest in the Deposit; or

     ii. If any of the conditions to Buyer's Obligations to consummate the transactions provided for in this Agreement, excluding those set forth in Sections 8.5 and 8.7, shall not have been satisfied by February 15, 1997, and Buyer exercises its rights under Article 8 hereof not to close, then Buyer may so notify Thomas, and Thomas shall then return the Deposit to Buyer (without interest) within ten
          (10) days after such notice from Buyer.

     iii. If the conditions to Sellers' obligations to consummate the transactions provided for in this Agreement which are set forth in Sections 7.1, 7.4, 7.5,

          7.6 and 7.7 shall have been satisfied, and Sellers exercise their rights under Article 7 hereof not to close, because the conditions set forth in Section 7.2 or Section 7.3 shall not have been satisfied, then Thomas shall return the Deposit to Buyer within ten (10) days after notice from Buyer.

     iv. If the conditions to Sellers' obligations to consummate the transactions provided for in this Agreement which are set forth in

          Sections 7.1, 7.4, 7.5, 7.6 and 7.7 shall not have been satisfied, and Sellers exercise their rights under Article 7 hereof not to close unless clause (ii) of this Paragraph (b) shall also apply, then Thomas may retain the Deposit and Buyer shall have no further claim or interest in the Deposit. If clause (ii) shall also apply, then the Deposit shall be returned to Buyer as set forth therein.

      v. Notwithstanding the provisions of clause (i) - (iv) of this Paragraph (b), (A) if Sellers or the Corporation shall breach or be in default of any material covenant of Seller or Corporation set forth in this Agreement and shall not have cured such breach or default within five (5) days after notice from Buyer ("Default"), then Thomas shall be required to return the Deposit (without interest) to Buyer within five (5) days after notice of Seller Default from Buyer; or (B) if Buyer shall breach or be in default of any material covenant of Buyer set forth in this Agreement and shall not have cured such breach or default within five (5) days after notice from Thomas, then Thomas may retain the Deposit.

   (c) The parties agree that, in the event that the Closing does not occur and the Deposit is to be retained by Sellers, the payment by Buyer and retention by the Sellers of the Deposit as provided for in this Section 2.5 shall constitute Sellers' sole and exclusive remedy on account of any failure by the Buyer to consummate the purchase of the Shares, under this Agreement or on any other legal basis. The parties further agree that, in the event that the Closing does not occur and the Deposit is to be returned to Buyer, the Sellers shall not have any further monetary liability to the Buyer, under this Agreement or on any other legal basis, unless the Sellers (or any of them) shall have willfully breached any covenant by Sellers hereunder, in which case Buyer shall be entitled to be indemnified by Sellers for any Losses it may incur as a result of such breach as provided for in Section 9.2.

   (d) The obligations and provisions of this Section 2.5 shall survive the termination of this Agreement.


                                   ARTICLE 3
                                    CLOSING

   3.1 Closing. The closing of the transaction contemplated in this Agreement (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of Richards & Merrill, Canton, Ohio or at such other place as shall be agreed to by Sellers and Buyer. The Closing shall be effective as of 12:01 a.m. on February 1, 1997 (the "Effective Time").

   3.2 Stock Certificates and Instruments of Assignment. To effect the transfer referred to in Section 2.1 on the Closing Date, Sellers shall deliver to Buyer, each certificate representing any of the Shares held by Sellers and all stock powers or other instruments of assignment reasonably requested by Buyer. Such instruments of assignment shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to Buyer.

   3.3 Purchase Price; Certificates and Agreements. On the Closing Date, Buyer shall deliver and tender the Purchase Price to Sellers. Buyer and Sellers shall deliver the certificates, agreements and other items described in Articles 7 and 8 of this Agreement.

                                   ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE CORPORATION

   Sellers and the Corporation, jointly and severally, represent and warrant to Buyer that the following are true, correct and complete on the date of this Agreement, and shall be true, correct and complete as of the Closing Date:

   4.1 Organization and Good Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Schedule 4.1 sets forth each jurisdiction other than Ohio where the Corporation is qualified to do business and each trade name or assumed name used by the Corporation in the conduct of the Business. The Corporation is duly qualified to do business in, and in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable laws as result of the conduct of its respective business or the ownership of its respective properties. Except as disclosed on Schedule 4.1, the Corporation has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Corporation has no subsidiaries. The Corporation conducts the Business directly and not through any association, joint venture, partnership or other business entity.

   4.2 Authority; Authorization; Binding Effect. Sellers and the Corporation have all necessary power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement. Copies of all resolutions of the Board of Directors of the Corporation with respect to the transactions contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of the Corporation in form satisfactory to counsel for Buyer, have been or will be delivered to Buyer. This Agreement has been duly executed and delivered by Sellers and the Corporation and constitutes a legal, valid and binding obligation of Sellers and the Corporation enforceable against Sellers and the Corporation in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

   4.3 No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not result in
(i) a violation of or conflict with any provision of the Certificate of Incorporation, Bylaws or other organization certificates or documents of the Corporation, (ii) a breach of, or a default under, any material term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession relating to the Business to which Sellers or the Corporation is a party, (iii) a violation by

Sellers or the Corporation in any material respect of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award or (iv) an imposition of any Encumbrance on any of the Shares. There is no pending or, to the knowledge of Sellers or the Corporation, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

   4.4 No Consents or Approvals. Except as otherwise set forth on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Sellers or the Corporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

   4.5 Customer/Account Information. The Corporation has delivered to Buyer the reports set forth on Schedule 4.5 (the "Business Reports"). The Business Reports are true and correct in all material respects.

   4.6 Title to Shares. On the Closing Date, Sellers shall own all of the Shares issued in their names free of any Encumbrance and subject to no restrictions with respect to transferability, other than restrictions generally applicable under federal or state securities laws.

   4.7 Capitalization. Schedule 4.7 sets forth the authorized, issued and outstanding shares of capital stock of the Corporation, the legal and beneficial ownership thereof and any Encumbrances thereon. All of the Shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable laws. All voting rights with respect to the Corporation are vested in the Shares. Except as set forth in Schedule 4.7,
(a) there are no outstanding shares of capital stock of the Corporation, or outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of the Corporation, (b) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which the Corporation's shareholders may vote, (c) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Corporation is bound to issue, repurchase or otherwise acquire or retire any capital stock of the Corporation, (d) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the capital stock of the Corporation, and (e) except for certain provisions of this Agreement, there are no agreements between Sellers and the Corporation which will survive the Closing. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire the Shares, free of any Encumbrance.

   4.8 Corporate Records. Except as set forth on Schedule 4.8, the minute books of the Corporation are complete and accurate and contain a complete and accurate record of all meetings and actions of shareholders and directors and of any executive committee or other committee of the shareholders or board of directors. The stock record book of the Corporation is complete and accurate and contains a complete and accurate record of all share transactions for the Corporation from the date of its incorporation. True and complete copies of the Business Records, the minute book and stock record book of the Corporation have been made or will be made available for review by Buyer.

   4.9 Financial Statements. The Corporation and Sellers have delivered or will deliver to Buyer (a) unaudited financial statements of the Corporation for each of the years in the three-year period ended December 31, 1995 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), which have been reviewed by the Corporation's accountants (the

"Financial Statements") and (b) unaudited interim financial statements of the Corporation (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows) for the 11-month period ended November 30, 1996 (the "Interim Financial Statements"). Except as set forth on Schedule 4.9, the Financial Statements and the Interim Financial Statements fairly present the financial condition and the results of operations of the Corporation as of their respective dates and for the periods then ended, and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The books and records of the Corporation fairly reflect the assets, liabilities and operations of the Corporation in accordance with GAAP, and the Financial Statements and the Interim Financial Statements are in conformity therewith, except that the Interim Financial Statements do not contain footnotes and are subject to customary year-end adjustments applied on a basis consistent with the Corporation's past experience.

   4.10 Real Property. Schedule 4.10 lists and describes briefly all Real Property. Except as set forth on Schedule 4.10, in the past ten years the Corporation has not owned any Real Property and currently owns no Real Property. The Corporation will deliver to Buyer correct and complete copies of the leases and subleases, as amended to date, for the Real Property (the "Real Property Leases"). With respect to each Real Property Lease: (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect,
(ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, provided, however, that certain leases may require the landlord's consent to the sale of stock contemplated by this Agreement, (iii) to the knowledge of the Corporation and Sellers no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, (iv) the Corporation has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold and (v) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

   4.11  Tangible Personal Property.  Except as set forth on Schedule 4.11,
Schedule 4.11, lists all Tangible Personal Property owned or leased by the Corporation as of December 31, 1996. To Seller's knowledge, the Tangible Personal Property constitutes all the material tangible personal property used in the operation of the Business and necessary to conduct the Business as presently conducted. Except as set forth on Schedule 4.11, the Tangible Personal Property owned by the Corporation is free and clear of all Encumbrances. All of the Tangible Personal Property is located at the Real Property. EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 4.11, THE CORPORATION MAKES NO EXPRESS WARRANTIES REGARDING THE TANGIBLE PERSONAL PROPERTY SET FORTH IN SCHEDULE 4.11 AND EXPRESSLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

   4.12 Intangible Property. Schedule 4.12, lists all Intangible Property other than software (which is listed on Schedule 4.11). Except as set forth on
Schedule 4.12, (i) the Intangible Property is legally and beneficially owned exclusively by the Corporation and is used exclusively by the Corporation and is not the subject of any pending or threatened proceeding for opposition, cancellation, reexamination, revocation or rectification and, to the knowledge of Sellers and the Corporation, there are no facts or matters which might give rise to any such proceeding. To the knowledge of Sellers or the Corporation, the use by the Corporation of the Intangible Property is not infringing upon or otherwise violating the rights of any third party in or to such Intangible Property, and no proceedings have been instituted against, and no notices have been received by, the Corporation that are presently outstanding alleging that the use by the Corporation of the Intangible Property infringes upon or otherwise violates any rights of a third party in or to such Intangible Property. To the knowledge of Sellers or the Corporation, the consummation of the transactions contemplated by this Agreement will not result in the loss of or impairment of any of the Corporation's rights in the Intangible Property. Except as set forth on Schedule 4.12, no shareholder, director, officer or employee of the Corporation owns, directly or indirectly, in whole or in part, any right in the Intangible Property that the Corporation has used or the use of which is necessary for the Business as now conducted.

   4.13 Compliance with Laws; Permits. Except as set forth in Schedule 4.13, the Corporation and the conduct of the Business has duly complied with and is in compliance with all Governmental Requirements. Except as set forth in
Schedule 4.13, the Corporation has not received any notice to the effect that, or otherwise been advised that, the Corporation is not in compliance with any Governmental Requirement. Except as set forth in Schedule 4.13, to the best of Sellers' knowledge, the Permits set forth on Schedule 4.13 constitute all material permits, consents, licenses, franchises, authorizations and approvals of any Governmental Authority or other Person (a) which are used in the operation of the Business and (b) which are necessary to conduct the Business as presently conducted, other than those the failure of which to obtain would not have a material adverse effect on the Business, assets or financial condition of the Corporation. All of the Permits are valid and in full force and effect, no violations thereof have been issued or are anticipated and no proceeding is pending, or to the knowledge of the Corporation or Sellers threatened, to revoke or limit any of them. Except as set forth on Schedule 4.13, the consummation of the transactions contemplated by this Agreement do not and will not violate or render any of the Permits invalid, require any amendment or reissuance of any of the Permits or require the consent of the Governmental Authority which has issued any of the Permits.

   4.14 Litigation. Except as set forth in Schedule 4.14, there is no claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding, or any order, decree, or judgment pending, or to the knowledge of the Corporation and Sellers threatened, against or relating to the Corporation, its officers, directors or employees, or its properties, assets or business. Except as set forth in Schedule 4.14, neither Sellers nor the Corporation knows of any basis or grounds for any such claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding. None of the matters disclosed in Schedule
4.14 has or will have a material adverse affect on the Business or financial condition of the Corporation.

   4.15 Tax Matters. Except as set forth on Schedule 4.15, the Corporation has filed all Tax Returns relating to the Business that it was required to file. All such Tax Returns were correct and complete in all respects. The shareholders of the Corporation have elected to be treated, for federal Tax purposes, as a corporation under Subchapter S of the Code. Except as set forth on Schedule 4.15, all Taxes owed by the Corporation and the Sellers (whether or not shown on any Tax Return) prior to the date hereof have been paid in full. There are no Encumbrances on any of the Shares that arose in connection with any failure (or alleged failure) to pay any Tax. The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth on Schedule 4.15, there are no federal, state, local or foreign tax liens upon any of the properties or assets of the Corporation or the Shares, and there are no unpaid taxes which are or could become a lien on the properties or assets of the Corporation or the Shares, except for current taxes not yet due and payable. The Corporation has delivered, or will deliver upon execution of this

Agreement, copies of all federal and state tax returns and reports filed by the Corporation in the past three years (1993, 1994 and 1995).


   4.16  Rental Contracts; Rental Merchandise.

   (a) The Rental Contracts are in all material respects: (i) in full force and effect according to their terms, (ii) will continue to be in full force and effect following the consummation of the transactions contemplated hereby, in the same manner and to the same extent as it was prior to consummation and (iii) to Sellers' and Corporation's knowledge, comply in all respects with Ohio, Michigan, Kentucky, Florida, Indiana, Colorado and West Virginia law, whichever shall properly apply to such Rental Contract.

   (b) The Net Book Value of Rental Merchandise as of the close of business on the day before the Closing Date will be greater than or equal to $6,000,000; provided, however, that Buyer's sole remedy in the event that such representation is not true as of the Closing Date shall be to accept the adjustment of the Purchase Price as provided in Section 2.2(b) and to proceed with the Closing.

   (c) The Rental Merchandise is in good, merchantable and usable condition, ordinary wear and tear excepted. Sellers and the Corporation have delivered to Buyer or will deliver to Buyer upon execution of this Agreement, an itemized list of all of the Rental Merchandise as of November 30, 1996 showing the date of purchase, the supplier, the cost, description of each item sufficient to identify it to Buyer, and the location of each item. For purposes of this Section, the term "good, merchantable and usable" shall mean merchandise which is in good and merchantable condition and of the quality regularly rented to customers of the Corporation in the usual course of the Business.

   4.17 Employees. Schedule 4.17 identifies all employees of the Business. The Corporation is in compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. The Corporation is not a party to any labor agreement with any labor organization. There is no unfair labor practice, charge or complaint against the Corporation pending or to the knowledge of Sellers and the Corporation, threatened before any Governmental Authority. There is no labor strike or labor disturbance pending or threatened against the Corporation nor is any material grievance currently being asserted. The Corporation has not experienced a work stoppage or work slowdown at any time during the three (3) years immediately preceding the date of this Agreement. There is no organizational campaign being conducted and no dispute as to the representation of any employees of the Corporation. The Corporation has good business relations with its employees at the store manager level and above and there is no reason to believe that the transaction contemplated by this Agreement will adversely affect such business relations.

   4.18 Customers. To the best of Sellers' knowledge, no records of customers who have rented merchandise from the Corporation within the last two years have been destroyed. The customer lists of the Business accurately identify the customers of the Business in all material respects. All transactions with customers have been and are currently conducted on an arm's length basis.

   4.19 Environmental Matters. Except as disclosed in Schedule 4.19, to the knowledge of the Sellers, the Corporation, and its assets, properties and operations are now and, at all times prior to the Closing
Date, have been in compliance with all Environmental Laws. To the knowledge of the Sellers, there has been and is no Release or threatened
Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property (or, to the knowledge of the Corporation at, on, under, in, to or from any of the Real Property) whether as a result of or in connection with the operations and activities at the Real Property or otherwise except as disclosed in Schedule 4.19. Neither the Corporation, nor Sellers have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property or otherwise, except as set forth in Schedule
4.19. Neither the Corporation, nor Sellers have received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, except as set forth on Schedule 4.19. To the knowledge of the Sellers, neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any Environmental Laws or Environmental Claims. Except as set forth on Schedule 4.19, to the knowledge of the Sellers, (a) there are no underground storage tanks presently located at the Real Property and there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Real Property, (b) there are no PCBs located at, on or in the Real Property and (c) there is no asbestos or friable asbestos-containing material located at, on or in the Real Property. The Corporation has delivered to Buyer or its Representatives copies of all information requested by Buyer which has been supplied by or on behalf of the Corporation to any Governmental Authority having the duties of regulation, registration, authorization or enforcement of or under any Environmental Laws.

   4.20 Accounts Receivable. Except as set forth on Schedule 4.20, all of the accounts or notes receivable of the Corporation excluding amounts due under any Accounts (the "Accounts Receivable") are bona fide receivables, arose during the ordinary course of the Business and will be collected at their full face amount, net of reserves. Except as set forth on Schedule 4.20, no Person has any liens on the Accounts Receivable, there is no right of off-set on any of the Accounts Receivable, and no agreement for reduction or discount has been made with respect to any of the Accounts Receivable.

   4.21 Suppliers. Except as set forth in Schedule 4.21, within the last two years, no supplier has indicated to the Corporation that it intends to terminate its relationship with the Corporation. The Corporation has good business relationships with each of its current suppliers. There are no current problems with suppliers which are reasonably likely to adversely affect the Corporation.

   4.22 Bank Accounts. Schedule 4.22 contains true, complete and correct lists of all bank accounts and safe deposit boxes maintained by the Corporation (the "Bank Accounts"), and all persons entitled to draw thereon, to withdraw therefrom or, with access thereto.

   4.23  Employee Benefits Plans.

   (a) Attached hereto as Schedule 4.23(a)(1), is a list identifying each "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any "multiemployer plan," as defined in Section 3(37) of ERISA, (the "Pension Plans") and as Schedule 4.23(a)(2), a list identifying each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (the "Welfare Plans") that, in either case, are maintained, administered or contributed to by the Corporation, or which cover any employee or former employee of the Corporation. Collectively, the Pension Plans and the Welfare

Plans shall hereafter be referred to as the "Employee Plans." Except as otherwise identified on Schedule 4.23(a)(1) and Schedule 4.23(a)(2) and on
Schedule 4.23(m), (i) no Employee Plan or Benefit Arrangement (as defined in
Section 4.23(m) of this Agreement) is maintained, administered or contributed to by any entity other than the Corporation, and (ii) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

   (b) Sellers have delivered or will deliver to Buyer true and complete copies of (i) the Employee Plans (and related trust agreements and other funding arrangements, if any, and adoption agreements, if any), (ii) any amendments to the Employee Plans, (iii) written interpretations of the Employee Plans to the plan administrator of such Plan (iv) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications as defined under ERISA), (v) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if any such report was required), including all attachments (including without limitation the actuarial valuation reports) and (vi) the three most recent actuarial valuation reports prepared in connection with each Employee Plan (if any such report was required).

   (c) Each Employee Plan has been maintained in compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

   (d) There are no pending or, to the knowledge of the Corporation or the Sellers, threatened claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan, the assets held thereunder, the trustee of any such assets, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending or, to the knowledge of the Corporation or the Sellers, threatened suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority of or against any Employee Plan, the trustee of any assets held thereunder, or the Corporation relating to any of the Employee Plans, any other employee benefit plans, contracts or arrangements. If any of the actions described in this subsection are initiated prior to the Closing Date, the Sellers shall notify the Buyers of such action prior to the date of Closing.

   (e) No liability has been incurred by the Corporation or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Corporation within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") for any tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of the Corporation or the Sellers, such Plans do not expect to incur any such liability prior to the date of Closing. The Corporation, for all periods ending on the prior to the date of this Agreement, have administered, and between the date of this Agreement and the date of Closing, will administer each Employee Plan in compliance with the reporting, disclosure, fiduciary and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

   (f) The Corporation or the Sellers have not engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of
Section 404 of ERISA with respect to any Employee Plans, and will not so engage, act or fail to act prior to the date of Closing. The Corporation or the Sellers have not engaged in any "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code with respect to any Employee

Plan. Furthermore, to the knowledge of the Corporation or the Sellers, no other "party in interest," as defined in Section 3(14) of ERISA, or "disqualified person," as defined in Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction."

   (g) No Employee Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Corporation beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death, disability or retirement benefits under any Pension Plan,
(iii) deferred compensation benefits accrued as liabilities on the financial statements of the Corporation, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary).

   (h) The Welfare Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder, ("COBRA")) have complied at all times, and will continue to comply through the date of Closing, with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. The Corporation, or its agents who administer any of the Welfare Plans, have complied at all times and will continue to comply through the date of Closing, with the notification and written notice requirements of COBRA. There are no pending, and to the knowledge of the Corporation or the Sellers, threatened claims, suits, or other proceedings by any employee, former employee, participants or by the beneficiary, dependent or representative of any such person, involving the failure of any Welfare Plan or of any other group health plan ever maintained by the Corporation to comply with the health care continuation coverage requirements of COBRA.

   (i) Each Pension Plan is "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. The Sellers have delivered or will deliver to the Buyers the latest determination letters of the Internal Revenue Service relating to each Pension Plan. Such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of the Corporation or the Sellers, threatened proceedings in which the "qualified status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. Each such Pension Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of the Plan. No distributions have been made from any of the Pension Plans that would violate in any respect the restrictions under Treas. Reg.
Section 1.401(a)(4)-5(b), and none will have been made by the date of Closing. To the knowledge of the Corporation or Sellers, there has been no partial termination as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan.

   (j) The Corporation has made all required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the financial statements. No Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and no Pension Plan has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code.

   (k) Except for required premium payments, no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred by the Corporation with respect to any Pension Plan. The Corporation has complied, or will comply, with all requirements for premium payments, including any interest and penalty charges for late payment, due to PBGC on or before the date of Closing with respect to each Pension Plan for which any premiums are required. No proceedings to terminate, pursuant to Section 4042 of ERISA, have been instituted or, to the knowledge of the Corporation or the Sellers, are threatened by the PBGC with respect to any Pension Plan (or any Pension Plan maintained by an ERISA Affiliate). There has been no termination or partial termination, as defined in
Section 411(d) of the Code and the regulations thereunder, of any Pension Plan. No reportable event, within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan.

   (l) The Corporation and its ERISA Affiliates have not been, nor will they become through the date of Closing, liable to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

   (m) Schedule 4.23(m) contains a list identifying each employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within thirty (30) days without liability to the Sellers and the Corporation), and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, deferred compensation, bonuses, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit which (i) is not an Employee Plan, (ii) has been entered into or maintained, as the case may be, by the Sellers or the Corporation, and (iii) covers any employee or former employee of the Corporation. Such contracts, plans and arrangements are hereinafter referred to collectively as the "Benefit Arrangements". True and complete copies or descriptions of the Benefit Arrangements (other than the Employment Agreement between the Corporation and Edward J. Stanko) have been or will be delivered to Buyer. Each Benefit Arrangement has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

   (n) There has been no amendment to, written interpretation or announcement (whether or not written) by the Corporation relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of expense incurred in respect of such Employee Plan or Benefit Arrangement for the most recent plan year with respect to Employee Plans or the most recent fiscal year with respect to Benefit Arrangements.

   (o) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Corporation that, individually or in aggregate, could give rise to the payment by the Corporation, directly or indirectly, of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

   4.24 Brokers. Neither Sellers nor the Corporation have entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

   4.25 Material Misstatements or Omissions. No representation or warranty by Sellers or the Corporation in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain at the Closing Date any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer hereby represents and warrants to Sellers and the Corporation that the following are true, correct and complete on the date hereof, and shall be true, correct and complete as of the Closing Date:

   5.1 Organization and Good Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Buyer has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

   5.2 Authority; Authorization; Binding Effect. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

   5.3 No Conflicts, Violations or Proceedings. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not result in (i) a violation of or a conflict with any provision of the Articles of Incorporation of Buyer or other organizational documents of Buyer, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or
(iii) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award. There is no pending or, to the knowledge of Buyer, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

   5.4 No Consents or Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

   5.5 No Brokers. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

   5.6 Material Misstatements or Omissions. No representations or warranties by Buyer in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Sellers pursuant to this Agreement, or in connection with the transaction contemplated by this

Agreement, contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 6
                           COVENANTS PRIOR TO CLOSING

   Sellers and the Corporation on the one hand, and Buyer on the other hand, each covenant with the other as follows:

   6.1 Conduct of Business Prior to Closing. The Corporation shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions contemplated by this Agreement. The Corporation shall inform Buyer of any material changes in the Business.

   6.2 Investigation by Buyer. Sellers acknowledge and agree that between the date of this Agreement and the Closing Date, Buyer and each Representative of Buyer shall continue to conduct a due diligence review with respect to the Corporation and the Business. In connection with such due diligence review, the Corporation and each Representative of the Corporation shall, upon reasonable prior notice, (i) cooperate with Buyer, each Representative of Buyer
(ii) provide all information, and all documents and other tangible items containing or relating to such information, reasonably requested by Buyer, any Representative of Buyer or any financial institution and (iii) permit each representative of Buyer to inspect any part of the Business. Buyer shall conduct its due diligence investigation in a manner so as not to unreasonably disrupt the Business. Buyer agrees that the Confidentiality Agreement between Buyer and the Corporation, dated December 26, 1996 (the "Confidentiality Agreement") shall apply to all information disclosed to Buyer pursuant to it due diligence investigation.

   6.3 Consents and Best Efforts. As soon as practicable, Buyer, Sellers and the Corporation, as applicable, will commence all reasonable action required hereunder to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any Person as may be necessary (a) to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Shares, free and clear of any Encumbrances, by a date early enough to allow the sale hereunder to be consummated by the Closing Date and (b) to obtain consents from any Person who is a party to a Real Property Lease or other material contract with the Corporation, the terms of which give such Person a right to terminate such lease or contract as a result of the transactions provided for in this Agreement. Buyer, Sellers and the Corporation agree to use commercially reasonable best efforts to satisfy all conditions precedent to their respective obligations to consummate the transactions contemplated by this Agreement.

   6.4 Certain Prohibited Transactions. During the period beginning on the date of this Agreement and ending on the Closing Date, the Corporation and Sellers shall not:

   (a) except in the ordinary course of business, mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of any of the Tangible Personal Property other than as contemplated by this Agreement;

   (b) enter into or terminate any material contract or agreement, or make any material change in any of its material contracts or agreements relating to or otherwise affecting the Tangible Personal Property or the Business, other than in the ordinary course of business and consistent with past practice or as contemplated by Section 6.6 of this Agreement; or

   (c) do any other act which would cause any representation or warranty of the Corporation or Sellers in this Agreement to be or become untrue in any material respect.

   6.5 Non-Compete Agreement. On the Closing Date, each Seller and Buyer shall enter into a non-compete agreement substantially in the form of Exhibit C (the "Non-Compete Agreement").

   6.6 Permitted Pre-Closing Transaction. Buyer and Sellers agree that, prior to the Closing, the actions involving the Corporation set forth on
Schedule 6.6 will be effectuated.

   6.7 Real Property Leases. On the Closing Date (a) either Buyer or the Corporation shall enter into a lease with Thomas for the Corporation's principal offices, such lease to be substantially in the form of Exhibit D (the "Office Lease") which lease shall be for a period of three (3) years and include a provision whereby Buyer may terminate such lease upon thirty (30) days written notice to Thomas, and (b) either Buyer or the Corporation shall enter into leases with Thomas for the three (3) store locations set forth on
Schedule 6.7, in the form attached hereto as Exhibit E (the "Thomas Leases").

   6.8   Additional Closing Arrangements.  The parties agree that

   (a) All revenues and expenses of the Corporation prior to the Effective Time shall be for the account and benefit of the Sellers.

   (b) All revenues and expenses of the Corporation on and after the Effective Time shall be for the account and benefit of the Buyer.

   (c) The Sellers shall have the right to all monies received by the Stores as of the day prior to the Closing Date. All revenues received by the Corporation's stores on the Closing Date shall be deposited in the New Bank Accounts, and Sellers shall cooperate with Buyer in giving appropriate directions to that effect. Any monies deposited in the Bank Accounts on or after the Closing Date relating to store operations shall be paid over to Buyer. Sellers shall cooperate with Buyer in closing the Bank Accounts in a reasonably prompt manner.

   (d) The Sellers shall not allow the indebtedness of the Corporation to United National Bank as of the Closing Date to exceed the amount of such indebtedness as of the Effective Time.

   (e) For purposes hereof, "New Bank Accounts" shall mean bank accounts for the stores of the Corporation opened by Buyer in its name prior to, or on or about, the Closing Date.

                                   ARTICLE 7
                       CONDITIONS TO SELLERS' OBLIGATIONS

   The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Sellers' absolute and sole discretion, be waived in whole or in part in writing):

   7.1 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the

Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

   7.2 Consents. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Sellers.

   7.3 No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Sellers to transfer the Shares to Buyer.

   7.4 Certificates. Buyer will furnish Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Sellers.

   7.5 Corporate Documents. Sellers shall have received from Buyer (i) resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of Buyer executing this Agreement and any agreement contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

   7.6 Other Agreements. Concurrently with the Closing, Buyer shall have executed and delivered a Non-Compete Agreement to Sellers and Buyer or the Corporation shall have executed and delivered the Office Lease and the Thomas Leases to Thomas.

   7.7 Payment. Buyer shall have, concurrently with the Closing, paid the Purchase Price and the Bank Payoff.

                                   ARTICLE 8
                       CONDITIONS TO BUYER'S OBLIGATIONS

   The obligations of Buyer to consummate the transaction provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Buyer's absolute and sole discretion, be waived in whole or in part in writing):

   8.1 Representations, Warranties and Covenants. All representations and warranties of Sellers and the Corporation contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Sellers and the Corporation shall have performed all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date.

   8.2 Consents. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby shall have been obtained, except for consents which in the aggregate if not obtained would not have any material adverse affect on the Business.

   8.3 No Proceedings. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own or operate the

Business after the Closing.

   8.4 Certificates. Sellers and the Corporation will furnish Buyer with such certificates to evidence compliance with the conditions set forth in this
Article 8 as may be reasonably requested by Buyer.

   8.5 Due Diligence. Buyer shall have completed its due diligence review contemplated by Section 6.2 and shall not have found any material variance from the representations and warranties in Sections 4.11, 4.13, 4.14, 4.15, 4.16 or 4.19.

   8.6 No Interruption or Adverse Change. Prior to or at the time of Closing, (i) no interruption or suspension of a material volume of the Business as now conducted shall have occurred or been threatened and (ii) no material adverse change in the Business shall have occurred or been threatened.

   8.7 Financing. Buyer shall have obtained all financing necessary to consummate the transactions contemplated by this Agreement.

   8.8 Corporate Documents. Buyer shall have received from Sellers and the Corporation (i) resolutions adopted by the board of directors and shareholders of the Corporation approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of the Corporation executing this Agreement and each agreement contemplated by this Agreement, certified by the Secretary or Assistant Secretary of the Corporation.

   8.9 Other Agreements. At or before the Closing, each Seller shall have executed and delivered the Non-Compete Agreement to Buyer and Thomas shall have executed and delivered the Office Lease and the Thomas Leases to Buyer or the Corporation, whichever is applicable.

   8.10 Opinion Letter. Buyer shall have received an opinion from Richards & Merrill, Canton, Ohio, counsel to Sellers, substantially in the form attached hereto as Exhibit D.

                                   ARTICLE 9
                                INDEMNIFICATION

   9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of Sellers and the Corporation, and of Buyer, contained in this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date until the second anniversary of the Closing Date; provided, however, that the representations and warranties made in Section 4.6 (Title) shall survive the Closing indefinitely. The covenants and agreements of Sellers, the Corporation and Buyer contained in this Agreement shall survive the Closing Date until they have been fully satisfied or otherwise discharged.

   9.2   Indemnifications.

   (a) By Sellers. Sellers, jointly and severally, shall indemnify, save and hold harmless Buyer (before and after the Closing) and the Corporation (after the Closing only) from, against and in respect of the following (individually a "Loss" and collectively "Losses"):

     (i) any and all loss, liability, deficiency or damage suffered or incurred by Buyer by reason of (A) any untrue representation or breach of warranty or
(B) nonfulfillment of any
covenant or agreement by Sellers or the Corporation in this Agreement or in any agreement, instrument or other writing delivered to Buyer by Sellers or the Corporation pursuant to or in connection with this Agreement;

     (ii) any claim against the Corporation or Buyer for (x) a finder's fee, investment banker's fee, or brokerage or other commission or (y) for legal expenses, in each case by any Person for services alleged to have been rendered at the instance of the Corporation or Sellers with respect to this Agreement or the transaction contemplated by this Agreement;

     (iii) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation relating to any claim, suit, litigation or proceeding with respect to events occurring prior to the Closing Date which is not fully reserved for on the Corporation's Financial Statements or Interim Financial Statements, except to the extent covered by insurance, including, but not limited to, any claim by any Person that any of the Corporation's operations failed to comply with any applicable Governmental Requirement;

     (iv) any liabilities and obligations for Taxes which are or shall be incurred with respect to the operation of the Corporation on or prior to the Closing Date;

     (v) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation in connection with any Employee Plan with respect to the operation of the Corporation on or prior to the Closing Date which is not fully reserved for on the Corporation's Financial Statements or Interim Financial Statements;

     (vi) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation caused by or arising out of the generation, treatment, handling, storage or disposal of Hazardous Substances or noncompliance with any Environmental Laws prior to the Closing Date regardless of whether or not the matter or matters giving rise to any such Losses were disclosed to Buyer in Schedule 4.19 or known by Sellers at the date of this Agreement; and

     (vii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

With respect to any Losses covered by Sellers' indemnification obligations under Section 9.2(a)(i)(A), the Sellers shall have liability for such Losses only if the aggregate amount of any such Losses exceed Fifty Thousand Dollars ($50,000), in which case Sellers shall indemnify Buyer for all Losses (beginning with the first dollar thereof); provided, however, that such limitation shall not apply to any other Losses covered by Section 9.2(a) nor to any Losses incurred as a result of fraud.

   (b) By Buyer. Buyer shall indemnify and save and hold harmless Sellers from, against and in respect of the following (individually, a "Loss" and, collectively, "Losses"):

     (i) any and all loss, liability, deficiency or damage suffered or incurred by Sellers, resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer (including failure to deliver the Purchase Price) contained in this Agreement or in any agreement, instrument or other writing delivered to Sellers pursuant to or in connection with this Agreement;

     (ii) any claim against Sellers for a finder's fee, investment banker's fee, or brokerage or other commission by any Person for services alleged to have been rendered at the instance of Buyer with respect to this Agreement or the transaction contemplated by this Agreement;

     (iii) any and all loss, liability, deficiency or damage suffered or incurred by Sellers relating to any claim, suit, litigation or proceeding relating to the Corporation or the Business with respect to the operation of the Business or events occurring after the Closing Date; and

     (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

   (c) Notification of Claims. In the event that any party entitled to indemnification pursuant to this Agreement (the "Indemnified Party") proposes to make any claim for such indemnification, the Indemnified Party shall deliver to the indemnifying party (the "Indemnifying Party"), which delivery with respect to the Losses arising from breaches of representations and warranties shall be on or prior to the date upon which the applicable representations and warranties expire pursuant to Section 9.1 hereof, a signed certificate, which certificate shall (i) state that Losses have been incurred or that a claim has been made for which Losses may be incurred, (ii) specify the sections of this Agreement under which such claim is made and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof and the date such Loss was incurred. In addition, each Indemnified Party shall give notice to the Indemnifying Party within ten (10) days of its receipt of service of any suit or proceeding which pertains to a matter for which indemnification may be sought; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder if the Indemnifying Party has not been prejudiced thereby.

   (d) Defense of Third Party Claims and Extension of Statute of Limitations. Any Indemnified Party shall in good faith cooperate and assist the Indemnifying Party in defending against any claims or asserted claims with respect to which the Indemnified Party seeks indemnification under this Agreement. If requested by the Indemnifying Party, the Indemnified Party shall join in any action, litigation, arbitration or proceeding, provided that the Indemnifying Party shall pay the costs of the Indemnified Party, including reasonable attorney's fees, caused by such joinder. The Indemnified Party shall not settle or compromise any claim or asserted claim, nor agree to extend any statute of limitations applicable to any claim or asserted claim, which the Indemnified Party seeks indemnification under this Agreement, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Any right of participation of the Indemnifying Party shall be subject, as a condition precedent, to such party's acknowledging to the Indemnified Party, in writing, the obligation of the Indemnifying Party to indemnify the other party hereto in accordance with the terms of this Agreement. Upon such acknowledgement, the Indemnified Party will provide the Indemnifying Party will all reasonably available information, assistance, and authority to enable the Indemnifying Party to jointly participate in such defense or settlement, and upon the Indemnifying Party's payment of any amounts due with respect to such Proceeding, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties with respect to which such payment is made.

                                   ARTICLE 10
                          COVENANTS AFTER THE CLOSING

   10.1 Books and Records. Sellers shall retain all books and records of the Business which have been maintained at the Corporation's principal office in Massillon, Ohio (the "Corporate Records"), and Buyer shall be given copies of any such Corporate Records on, or at any time after, the Closing Date, which Buyer may request. In addition, for a period of four (4) years following the Closing Date, Sellers shall afford to Buyer and its Representatives, during normal business hours, reasonable access to the Corporate Records in the possession of Sellers. If at any time during such 4-year period, Sellers notify Buyer that Sellers no longer wish to retain the Corporate Records, Buyer shall have sixty (60) days to copy or remove any of such Corporate Records which Buyer shall determine, in its sole discretion, that it wishes to retain (the "Buyer Retained Records"). For the balance of such 4-year period, Buyer shall afford Sellers and their Representatives, during normal business hours, reasonable access to the Buyer Retained Records with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Sellers to facilitate (i) the preparation by Sellers of tax returns as they may be required to file with respect to their operation of the Business prior to Closing or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (ii) the investigation, litigation and final disposition of any claims which may have been or may be made against Sellers in connection with their operation of the Business prior to Closing, (iii) the payment of any indemnity under this Agreement or (iv) any other reasonable purpose. At any time after the Closing Date, Buyer may dispose of, alter or destroy any such Buyer Retained Records upon giving sixty
(60) days' prior notice to Sellers to permit Sellers, at their expense, to examine, duplicate or repossess such Buyer Retained Records.

   10.2 Further Assurances. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

   10.3  Tax Related Matters.

     (a) Section 338 Elections. Sellers and Buyer shall take all actions necessary and appropriate (including timely filing such forms, tax returns, elections, schedules and other documents as may be required), at each party's cost and expense, to effect and preserve a timely Section 338(h)(10) election in accordance with the requirements of Section 338 of the Code (and any corresponding elections under state or local tax law) (collectively, the "Section 338 Elections"), and Sellers and Buyer shall report the sale of the Shares pursuant to this Agreement consistently with the Section 338 Elections and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise.

     (b)  Allocation of Purchase Price.

     (i) Buyer and Sellers shall agree prior to the Closing Date on estimated allocations of the Purchase Price to the extent necessary to permit the making of any timely transfer tax filings. In addition, as soon as practicable after the Closing Date, but in no event later than the date ninety (90) days prior to the due date of the Form 8954, Buyer shall provide to Sellers a proposed statement (the "Allocation Statement") allocating the total of the Purchase Price, and any other payments made by Buyer pursuant to this Agreement that are properly treated as additional purchase price for tax purposes, among the different items of assets of the Corporation to be acquired pursuant to the rules of Section 338 of the Code and the regulations thereunder. Within thirty
(30)
days following delivery of the proposed Allocation Statement, Sellers may propose changes to the Allocation Statements. Buyer shall consider Sellers' proposed changes in good faith, but shall have no obligation to amend the Allocation Statement to reflect any proposed changes to which Buyer objects. Within fifteen (15) days following delivery to Buyer of Sellers' proposed changes, Buyer shall deliver to Sellers a statement of objections (if any) to such proposed changes. If Buyer and Sellers are unable, within fifteen (15) days after receipt by Sellers of Buyer's statement of objections, to resolve the disputed objections, such disputed objections shall be referred to the Third-Party Accountants. The scope of the Third-Party Accountants' review will be restricted to addressing only any such disputed objections. The Third-Party Accountants shall, within thirty (30) days following their selection, deliver to Sellers and Buyer a written resolution of the disputed objections. Such resolution shall be conclusive and binding upon the parties hereto for all purposes, and the Allocation Statement shall be adjusted to reflect such resolution. The fees and disbursements of the Third-Party Accountants acting under this Section shall be shared equally by Buyer and Sellers. The parties shall cooperate with one another and with each other's Representatives in order to resolve any and all matters in dispute as quickly as practicable.

     (ii) Buyer and Sellers shall file and cause to be filed all tax returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement as revised from time to time. Buyer shall prepare the Form 8594 under Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement and shall deliver such Form 8594 to Sellers within 30 calendar days after finalization of the Allocation Statement as provided above. Buyer and Sellers shall timely file, or cause the timely filing of, such Form 8594 with each relevant taxing authority, and shall refrain, and cause their affiliates to refrain, from taking any position inconsistent with such Allocation Statement as revised from time to time with any taxing authority unless, and then only to the extent, required to do so by a taxing authority.

   (c)   Termination of Corporation's Subchapter S Election.

   (i) On the Closing Date, the Corporation's Subchapter S election will terminate under the Code because, as a wholly-owned subsidiary of Buyer, it will cease to be a small business company. The termination will be effective as of the Effective Time. The Corporation will close its books as of the Effective Time and assign items of income, gain, loss, deduction, and credit to the final short S corporation tax year (ending January 31, 1997) based on the Corporation's normal methods of accounting. Sellers agree to prepare, and Buyer agrees to cause to be timely filed, federal and state Tax Returns for all periods ending prior to Effective Time, including the Corporation's final short S corporation year ending on January 31, 1997 ("Final S Period(s) Tax Returns") and to attach to the Final S Period(s) Tax Returns notifications that a termination has occurred and the date of termination. Sellers shall control preparation of the Final S Period(s) Tax Returns, shall be responsible for any Taxes due on those returns, and shall pay all costs associated with the preparation of those returns; provided, however, such returns shall be submitted to the Corporation and Buyer for filing. Buyer shall file such returns unless it shall have filed a written objection with Sellers on or prior to the due date; and, provided, further, that all tax returns relating to the final S corporation tax year shall be prepared on a basis consistent with that used in making the determination provided for in Section 10.3(a) and (b). The parties shall use their best efforts to promptly resolve any disagreements as to the Final S Period(s) Tax Returns. Any remaining disagreements will be referred to the Third Party Accountants for resolution, provided that (x) the scope of review by the Third Party Accountants shall be limited to the disputed items and (y) any resolution must comply with the provisions of Section 10.3(a) and (b).

   (ii) Buyer shall cause the Corporation to timely file all tax returns required to be filed by the Corporation after the Closing, including any and all Final S Period(s) Tax Returns. Buyer agrees that the Corporation shall be responsible for and pay all Taxes, in respect of periods beginning after the Effective Time.

                                   ARTICLE 11
                                 MISCELLANEOUS

   11.1 Termination. This Agreement may be terminated upon ten (10) days prior written notice at any time prior to Closing without liability of any party or any other party:

     (i)  by mutual written consent of Buyer and Sellers;

     (ii) by Buyer, if Closing has not occurred on or before February 15, 1997 as a result of the nonfulfillment of any of the conditions to Buyer's obligation to perform contained in Article 8 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure; or

   (iii) by Sellers if Closing has not occurred on or before February 15, 1997 as a result of the nonfulfillment of any of the conditions to its obligations to perform contained in Article 7 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure.

This Agreement may also be terminated by Sellers on the one hand, or Buyer, on the other hand, upon ten (10) days prior written notice if a non-terminating party has breached any material covenant to be performed by it pursuant to this Agreement. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to Section 11.7 hereof relating to expenses and is subject to Section 2.5.

   11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers or the Corporation on the one hand, or Buyer on the other hand, without the prior written consent of the other parties. Notwithstanding the preceding sentence, Buyer may collaterally assign its rights under this Agreement to National City Bank of Pennsylvania, as Agent. No assignment of this Agreement by Buyer shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Sellers, the Corporation and Buyer and their respective successors and assigns, and no other Person shall have any right or obligation under this Agreement.

   11.3 Notices. Unless otherwise provided in this Agreement, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested, or by telecopy, with a confirmation via one of the preceding methods, as follows:

   If to Sellers or the Corporation, addressed to:


          c/o Robert L. Thomas
          P.O. Box 703
          3001 Lincolnway East
          Massillon, Ohio 44648
          Telephone:  (330)833-1991
          Facsimile:  (330)833-1341

   With a copy to:

          Richards & Merrill
          Attention:  Homer Richards, Esq.
          1000 Bank One Tower
          101 Central Plaza, South
          Canton, Ohio  44702-1402
          Telephone:  (330)452-7777
          Facsimile:  (330)452-8100

   If to Buyer, addressed to:

          Rent-Way, Inc.
          Attn:  Ronald D. DeMoss,
                 Vice President and General Counsel
          3230 West Lake Road
          Erie, Pennsylvania 16505
          Telephone:  (814)836-0618
          Facsimile:  (814)835-6865

   and to:

          Hodgson, Russ, Andrews, Woods & Goodyear, LLP
          Attn:  Robert B. Fleming, Jr., Esq.
                 Paul J. Vallone, Esq.
          1800 One M&T Plaza
          Buffalo, NY  14203-2391
          Telephone:  (716)856-4000
          Facsimile:  (716)849-0349


and be effective (i) if given by hand delivery, when left at the address of the addressee as above provided, (ii) if given by mail, on the third business day after such communication is deposited in the mail, addressed as above provided, and (iii) if given by telecopy, when telecopied to the number above provided, except that notices of a change of address shall not be effective until received; or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

   11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Ohio (without reference to the choice of law provisions of Ohio law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity was incorporated shall govern. Buyer (a) consents in each action and other legal proceeding relating to this Agreement commenced by Sellers to personal jurisdiction of any court that is a court of record of the State of Ohio or a court of the United States located in the State of Ohio and (b) waives each objection to the laying of venue of any such action or other legal proceeding.

   11.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement between Sellers, the Corporation and Buyer pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of Sellers, the Corporation and Buyer. In addition, this Agreement shall not supersede the terms of a previously executed Confidentiality Agreement between Thomas and Buyer. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

   11.6 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

   11.7 Expenses. Except as otherwise specified in this Agreement, the Corporation shall pay its own and Sellers shall pay their own, and Buyer shall pay its own, legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

   11.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

   11.9 Titles. The titles, captions or headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

   11.10 Publicity. Neither Sellers nor the Corporation shall issue any press release or make any public statement regarding the transaction contemplated hereby prior to the Closing Date, without the prior approval of Buyer, except as may be required by applicable law, in which case the party required to issue such press release or make such public statement will consult with the other party prior to issuing such press release or making such public statement.


                            [Signature Page Follows]

   IN WITNESS WHEREOF, the Corporation and Buyer have caused this Agreement to be duly executed on their respective behalf by their respective duly authorized officers, and Sellers have executed this Agreement, as of the day and year indicated at the beginning of this Agreement. Any individual signing on behalf of a corporation represents and warrants that he has power and authority to bind the corporation.


                              RENT-WAY, INC.


                              By: /s/ WILLIAM E. MORGENSTERN
                                  --------------------------------------
                                  William E. Morgenstern
                                  President and Chief Executive Officer


                              PERRY ELECTRONICS, INC.


                              By: /s/ ROBERT L. THOMAS
                                  --------------------------------------
                                  Robert L. Thomas
                                  President


                                  /s/ ROBERT L. THOMAS
                                  --------------------------------------
                                  Robert L. Thomas


                                  /s/ NORMA J. THOMAS
                                  --------------------------------------
                                  Norma J. Thomas


                                  /s/ RANDALL L. SNYDER
                                  --------------------------------------
                                  Randall L. Snyder


                                  /s/ NIKI L. SNYDER
                                  --------------------------------------
                                  Niki L. Snyder

                                   SCHEDULES

   Schedule                   Description
   --------                   -----------
   Schedule 1.1(d)            Store Locations
   Schedule 4.1               Organization
   Schedule 4.4               Consents and Approvals
   Schedule 4.5               Business Reports
   Schedule 4.7               Capitalization
   Schedule 4.8               Corporate Records
   Schedule 4.9               Financial Statements
   Schedule 4.10              Real Property
   Schedule 4.11              Tangible Personal Property
   Schedule 4.12              Intangible Property
   Schedule 4.13              Compliance with Laws
   Schedule 4.14              Litigation
   Schedule 4.15              Tax Matters
   Schedule 4.17              Employees
   Schedule 4.19              Environmental Matters
   Schedule 4.20              Accounts Receivable
   Schedule 4.21              Suppliers
   Schedule 4.22              Bank Accounts
   Schedule 4.23              Employee Benefits
   Schedule 6.6               Pre-Closing Transactions
   Schedule 6.7               Thomas Leases

   Exhibit                    Description
   -------                    -----------
     A                        Payment of Purchase Price
     B                        Escrow Agreement
     C                        Non-Compete Agreement
     D                        Office Lease
     E                        Thomas Leases
     F                        Opinion Letter

                                   EXHIBIT A

                           PAYMENT OF PURCHASE PRICE


                 40% to Robert L. Thomas

                 40% to Norma J. Thomas

                 10% to Randall L. Snyder

                 10% to Niki L. Snyder

                                   EXHIBIT B

                                ESCROW AGREEMENT



   THIS AGREEMENT dated February ____, 1997, by and among RENT-WAY, INC., a Pennsylvania corporation ("Buyer"), ROBERT L. THOMAS, an individual ("Thomas"), NORMA J. THOMAS, an individual, RANDALL D. SNYDER, an individual and NIKI L. SNYDER, an individual (together the "Sellers" and individually a "Seller"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (the "Escrow Agent").

                                   RECITALS:

   A. Buyer, Sellers and Perry Electronics, Inc., d/b/a Rental King, an Ohio corporation ("Perry") entered into a Stock Purchase Agreement dated January 24, 1997 (the "Purchase Agreement") pursuant to which Sellers are selling to Buyer and Buyer is purchasing from Sellers all of the issued and outstanding shares of Perry.

   B. Pursuant to Section 2.3 of the Purchase Agreement, Buyer is required to deposit with the Escrow Agent Two Million Dollars ($2,000,000.00) to be held and released in accordance with the Purchase Agreement and this Agreement.

   C. Thomas shall act as agent of the Seller for purposes of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

   1. Escrow of Collateral. Upon the delivery by Buyer of $2,000,000.00 in cash by wire transfer in accordance with the wire transfer instructions set forth on Schedule A attached hereto (such funds and all interest which may be earned with respect thereto hereinafter being referred to as the "Deposit"), the Escrow Agent agrees to hold the Deposit pursuant to the terms and conditions of this Agreement. Simultaneously with the delivery of the Deposit to the Escrow Agent, the parties shall cause to be delivered to the Escrow Agent appropriate IRS Forms W-9. Interest on the Deposit shall be for the account of Sellers.

   2. Release of Deposit. Except as otherwise provided in this Agreement, no portion of the Deposit shall be released by the Escrow Agent unless and until any of the following conditions shall have occurred:

   (a) The Escrow Agent shall have received an original release document signed by Buyer and Thomas in the form attached hereto as Exhibit A, specifically directing all or any portion of the Deposit be delivered in the manner and to the recipients specified therein; or

   (b) A final order or judgment of a court of competent jurisdiction shall have been issued and a certified copy thereof shall have been delivered to the Escrow Agent directing delivery of all or any portion of the Deposit in the manner and to the recipients specified therein; or

   (c) Within one hundred-twenty (120) days after the date of this Agreement, if (i) none of the conditions in subsections (a) or (b) of this Section 2 shall have occurred and the Escrow Agent shall not have received an original notice signed by Buyer notifying the Escrow Agent that there is a dispute as to Buyer's or Sellers' entitlement to all or any portion of the Deposit in the form attached hereto as Exhibit B or (ii) any of such conditions shall have occurred but the Escrow Agent shall have received an original notice signed by Buyer and Thomas specifically confirming that there is no pending dispute as to Buyer's or Sellers' entitlement to all or any portion of the Deposit or the remaining portion thereof held by the Escrow Agent in the form attached hereto as Exhibit A, then the Escrow Agent shall pay to Sellers the Deposit or such remaining portion which it then holds.

   (d) Notwithstanding the foregoing, in the event that either Buyer or Sellers object to the disbursement of any portion of the Deposit pursuant to this Section, they must immediately so notify the Escrow Agent and the other party in writing. Any objection must specify with reasonable detail the reasons why the objecting party is objecting to the disbursement. Such a dispute will be resolved in the manner set forth in Section 4 below and the Escrow Agent will continue to hold the Deposit until it has received a signed arbitration award or nonappealable court order from a court of competent jurisdiction directing the disposition of the Deposit, or until it has received appropriate written instruction signed both by Thomas and Buyer.

   3. Proof of Conditions for Release. The Escrow Agent may refuse to release any part of the Deposit under Section 2 of this Agreement unless it has been fully satisfied that the written notice referred to in such subsections contains the genuine signature of Buyer or Thomas. Nothing herein shall require the Escrow Agent to establish the genuineness of any signature but, instead, the Escrow Agent may in good faith rely upon any signature appearing to be that of an officer of Buyer or of Thomas as being genuine and/or duly authorized, in the absence of actual information to the contrary.

   4. Disputes. If the Escrow Agent has fulfilled its duties under this Agreement, the Escrow Agent shall not, without its consent, be made a party to any action, proceeding or arbitration relating to this Agreement. Any dispute arising under this Agreement between Buyer and Sellers shall be submitted to the American Arbitration Association to be settled by arbitration to be conducted in Cleveland, Ohio, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any dispute arising under this Agreement involving the Escrow Agent shall not be submitted to arbitration unless all parties to the dispute agree in writing to seek arbitration. The award rendered in any such arbitration shall be final and binding and may be entered in any court having jurisdiction thereof. The Arbitrator or Arbitrators shall have the power to issue mandatory orders and restraining orders, including orders of specific performance, in connection with such arbitration. This Section 4 shall be enforceable under prevailing arbitration laws. During the continuance of any arbitration the parties shall continue to perform their respective obligations hereunder.

   5. Term. This Agreement shall remain in effect until one of the following conditions occurs:

      (a) Buyer and Thomas shall have jointly given 30 days' advance written notice of the cancellation of the designation of the Escrow Agent to act and serve in such capacity, which notice shall contain directions to the Escrow Agent for delivery of the Deposit;

      (b) The Escrow Agent shall have resigned upon 30 days' advance written notice to Buyer and Thomas;

      (c) There shall have been full compliance with the terms of this Agreement and the release of the Deposit; or

      (d) A court of competent jurisdiction shall have issued a final order or judgment ordering the termination of this Agreement, and all appeals of such order or judgment shall have been exhausted or all periods in which to take an appeal shall have expired without an appeal being taken.

   In the event that the Escrow Agent resigns pursuant to subsection (b) of this Section and Buyer and Thomas fail to agree on a successor escrow agent within the said 30-day notice period, the Escrow Agent shall deposit the Deposit into the registry of an appropriate court and request judicial determination of the rights between Buyer and Sellers, by interpleader or other appropriate action, and Buyer and Sellers hereby jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels. Upon termination of the duties of the Escrow Agent as set forth in subsection (a) or
(b) of this Section, the Escrow Agent shall deliver the Deposit to the newly appointed escrow agent designated by Buyer and Thomas (or shall otherwise dispose of the Deposit as instructed by Buyer and Thomas in writing), and the Escrow Agent shall not otherwise have the right to withhold the Deposit from said newly appointed escrow agent.

      (e) Sellers hereby appoint Thomas as their agent for all purposes under this Agreement, with full power to execute all notices, to amend, extend or otherwise modify the Agreement and to take any and all other notices which may be reasonably required hereunder. If Thomas is incapacitated or otherwise unable to continue for any reason to serve as Sellers' agent hereunder, Sellers shall select a successor to Thomas as their agent under this Agreement, and such person shall have the rights and duties of Thomas as Sellers' agent hereunder. If any such change occurs, Sellers shall notify Escrow Agent and Buyer, in writing. Buyer and Escrow Agent shall be entitled to rely on this
Section 4(e) and any such notice for all purposes until otherwise notified as provided for in this paragraph.

   6. Escrow Agent Fees. Buyer shall pay all fees and expenses of the Escrow Agent as specified on or determined in accordance with Schedule B attached hereto.

   7. Liability and Indemnification of Escrow Agent. Buyer and Sellers hereby agree that the duties of the Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Deposit and the disposition of the same in accordance with the terms of this Agreement. The Deposit shall be invested by the Escrow Agent in the Vision Money Market Mutual Fund. The Escrow Agent shall have no liability to any party on account of any investment of funds in accordance with this Agreement, or on account of any failure to invest any funds. Buyer and Sellers hereby agree, jointly and severally, to indemnify the Escrow Agent and hold it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Escrow Agent may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from the Escrow Agent's following of instructions from either or both of Buyer and Thomas in accordance with this Agreement, and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim, whether or not litigation is instituted, but nothing herein shall be construed to so indemnify the Escrow Agent to the extent that it is determined that the Escrow Agent has acted in a grossly negligent or intentionally wrongful manner. The provisions of this Section shall survive the termination of this Agreement.

   8. Notices. All written communications to parties required hereunder shall be in writing and (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, (such mailed notice to be effective four days after the date it is mailed) or (c) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for such party (or to such other address as such party shall designate in a writing complying with this Section 9, delivered to the other parties):

   If to Buyer:

           Rent-Way, Inc.
           Attn: President
           3230 West Lake Road
           Erie, Pennsylvania 16505
           Telephone:  (814)836-0618
           Facsimile:  (814)835-6865

   with a copy to:

           Hodgson, Russ, Andrews, Woods & Goodyear, LLP
           1800 One M&T Plaza
           Buffalo, New York 14202
           Attention:  Robert B. Fleming, Jr., Esq.
                       Paul J. Vallone, Esq.
           Telephone:  (716)856-4000
           Facsimile:  (716)849-0349

   If to Thomas or Sellers:

           c/o Robert L. Thomas
           4219 West Lebanon Road, South
           Dalton, Ohio 44618
           Telephone:  (330)857-8577

   with a copy to:

           Richards & Merrill
           Attention:  Homer Richards, Esq.
           1000 Bank One Tower
           101 Central Plaza, South
           Canton, Ohio  44702-1402
           Telephone:  (330)452-7777
           Facsimile:  (330)452-8100

   If to the Escrow Agent:

           Manufacturers and Traders Trust Company
           One M&T Plaza
           Buffalo, New York 14203
           Attention:  Kathy Puccio
           Telephone:  (716)842-5223
           Facsimile:  (716)842-4474


   9. Cumulative Rights. No right, power or remedy conferred upon the Escrow Agent by this Agreement is exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy the Escrow Agent may have under this Agreement or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by the Escrow Agent shall not be construed or considered as a waiver of any other right, power or remedy.

   10. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings herein are for convenience only and shall not be of substantive effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assignees. This Agreement together with the Stock Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, understandings and writings (or any part thereof) whether oral or written between any of the parties relating to the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                          BUYER:

                          RENT-WAY, INC.


                          By:_______________________________________
                             William E. Morgenstern
                             President and Chief Executive Officer


                          SELLERS:


                          __________________________________________
                             Robert L. Thomas

                          __________________________________________
                             Norma J. Thomas

                          __________________________________________
                             Randall D. Snyder

                          __________________________________________
                             Niki L. Snyder


                          ESCROW AGENT:

                          MANUFACTURERS AND TRADERS TRUST COMPANY


                          By:_______________________________________
                             Stuart A. Mitchell
                             Assistant Vice President

                                   SCHEDULE A

                               WIRE INSTRUCTIONS




Manufacturers and Traders Trust Company

ABA# 022000046

MFRS BUFF

CC # 880

ACCOUNT#: 197713282

REFERENCE:  RENT-WAY, INC.

ATTENTION:  Kathy Puccio

                                   SCHEDULE B

                               ESCROW AGENT FEES


Escrow Agent Fee:    $1,000.00

                                   EXHIBIT A

                                  JOINT NOTICE


                                         _________________________, 199__


Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York  14203

Attention:  Kathy Puccio

Gentlemen:

   Re: Escrow Agreement, dated February __, 1997 (the "Escrow Agreement") by and among Rent-Way, Inc. ("RWI"), Manufacturers and Traders Trust Company, as Escrow Agent, Robert L. Thomas and the other Sellers


   All capitalized terms used but not defined in this Notice shall have the meanings given them in the Escrow Agreement.

   Pursuant to Section ____ of the Escrow Agreement, Thomas and RWI hereby notify Escrow Agent that the Deposit should be delivered as follows:

   [$___________________ to Thomas, as agent for Sellers
   OR
   $____________________ to RWI
   OR
   1. $_________________ to Thomas, as agent for Sellers; and
   2. $_________________ to RWI.]


________________________________    RENT-WAY, INC.
ROBERT L. THOMAS
INDIVIDUALLY, AND AS SELLERS' AGENT    BY_______________________________________

                                       NAME:____________________________________

                                       TITLE:___________________________________

                                   EXHIBIT B

                                 RWI OBJECTION


                                             _________________________, 199__


Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York  14203

Attention:  Kathy Puccio

Gentlemen:

   Re:   Escrow Agreement, dated February __, 1997
         (the "Escrow Agreement") by and among Rent-Way, Inc. ("RWI"), Manufacturers and Traders Trust Company, as Escrow Agent, Robert L. Thomas and the other Sellers


   All capitalized terms used but not defined in this Notice shall have the meanings given them in the Escrow Agreement.

   Pursuant to Section 2(a) of the Escrow Agreement, RWI in good faith hereby notifies the Escrow Agent that there is a dispute as to RWI's or Sellers' entitlement to __________________ of the Deposit. Accordingly, said sum should not be delivered to Thomas until such dispute shall have been resolved as provided for in the Escrow Agreement or until the Escrow Agent shall have received a notice signed by both RWI and Thomas in the form attached to the Escrow Agreement as Exhibit A.

                                     RENT-WAY, INC.


________________________________       BY:______________________________________
ROBERT L. THOMAS
INDIVIDUALLY, AND AS SELLERS' AGENT    NAME:____________________________________

                                       TITLE:___________________________________

                                   EXHIBIT C

                             NON-COMPETE AGREEMENT



   THIS AGREEMENT (this "Agreement"), dated the ____ day of February, 1997, between ROBERT L. THOMAS, an individual residing at 4219 West Lebanon Road, South, Dalton, Ohio 44618, NORMA J. THOMAS, an individual residing at 4219 West Lebanon Road, South, Dalton, Ohio 44618, RANDALL D. SNYDER, an individual residing at 7325 Farmdale Avenue, N.W., North Canton, Ohio 44720 and NIKI L. SNYDER, an individual residing at 7325 Farmdale Avenue, N.W., North Canton, Ohio 44720 (individually a "Covenantor" and collectively the "Covenantors"), and RENT-WAY, INC., a Pennsylvania corporation having an office at 3230 West Lake Road, Erie, Pennsylvania 16505 ("Rent-Way").

                                   RECITALS:

   WHEREAS, Covenantors are the shareholders of Perry Electronics, Inc., d/b/a Rental King, an Ohio corporation ("Perry"); and

   WHEREAS, Covenantors, Rent-Way and Perry are parties to a certain Stock Purchase Agreement, dated as of January ___, 1997 (the "Purchase Agreement"), pursuant to which Rent-Way will purchase all of the issued and outstanding shares of stock of Perry (the "Shares") from Covenantors; and

   WHEREAS, Rent-Way is engaged in the rental, rental-purchase and rent-to-own business (the "Business") and intends to operate the rent-to-own and other business of Perry on and after the closing of the transactions contemplated by the Purchase Agreement; and

   WHEREAS, during the course of many years, Covenantors have had access to, and has gained knowledge with respect to, the rental, rental- purchase and rent-to-own business of Perry; and

   WHEREAS, as a condition to closing the Purchase Agreement, Rent-Way has required Covenantors to agree not to compete with Rent-Way or Perry;

   NOW, THEREFORE, Covenantors and Rent-Way agree as follows:

   1. Non-Competition. (a) For the period beginning on the date of this Agreement and ending five (5) years thereafter (the "Covenant Period"), Covenantors agree that they will not:

     (i) for their benefit or on behalf of any other person or entity, within a twenty-five (25) mile radius of any rental or rental-purchase store location owned or operated by Perry or Rent-Way on the date of this Agreement (the "Restricted Territory"), directly or indirectly, own, manage, operate or control, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is the same as, substantially similar to or directly or indirectly competitive with the Business; or

     (ii) for their own benefit or on behalf of any other person or entity, anywhere in the Restricted Territory, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with Perry or Rent-Way or any present or future subsidiary or Affiliate of Perry or the Rent-Way which is engaged in a business similar to the Business, any customers or patrons of the Business that rented or purchased merchandise at any time within the five (5) years immediately preceding the date of this Agreement or any prospective customers or patrons; or

     (iii) employ or solicit the employment of (x) any person who was employed by the Rent-Way on the date of this Agreement or within six (6) months prior to such date or (y) any person, other than Perry's corporate office support staff, who was employed by Perry on the date of this Agreement or within six (6) months prior to such date.

   (b)   Covenantors acknowledge and agree that the restrictions in this
Section 1 are reasonable, legitimate and fair to Covenantors in light of the Rent-Way's purchase of the Shares from Covenantors pursuant to the Purchase Agreement.

   2. Consideration. Covenantors shall receive no consideration in connection with this Agreement other than any consideration to be received by each of them pursuant to the Purchase Agreement, and Covenantors agree that such consideration is full and adequate compensation for their covenants in Section 1.

   3. Affiliated Defined. For purposes of this Agreement, the term "Affiliate" shall mean, as to any person or entity, any other person or entity which directly or indirectly controls or is under control with, or is controlled by such person or entity.

   4. Attorneys' Fees. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

   5. Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Ohio.

   6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

   7. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

   8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.


                                __________________________________________
                                Robert L. Thomas

                                __________________________________________
                                Norma J. Thomas

                                __________________________________________
                                Randall D. Snyder

                                __________________________________________
                                Niki L. Snyder


                                RENT-WAY, INC.


                                By:_______________________________________
                                   William E. Morgenstern, President

                                   EXHIBIT D

                                  OFFICE LEASE



                                 See Attachment

                                   EXHIBIT E

                                 THOMAS LEASES

                                   EXHIBIT F

                                FORM OF OPINION


                       [Letterhead of Richards & Merrill]

                      SUBJECT TO AMENDMENT OR MODIFICATION
                    BY RICHARDS & MERRILL PRIOR TO CLOSING.




                               January ___, 1997



Rent-Way, Inc.
3230 West Lake Road
Erie, Pennsylvania  16505

Ladies and Gentlemen:

   Re:   Stock Purchase Agreement, dated January ___, 1997,
         among Rent-Way, Inc., Perry Electronics, Inc.,
         Robert Thomas,            Thomas and

   We have acted as counsel to Perry Electronics, Inc. ("Corporation"); and Robert Thomas, __________ Thomas and ___________ (collectively the "Sellers" and individually a "Seller") in connection with

  (1)  the execution and delivery by Sellers of:

       (a) a Stock Purchase Agreement, dated January __, 1997, among Rent-Way, Inc. ("Buyer"), Sellers and the Corporation (the "Stock Purchase Agreement");

       (b) an Escrow Agreement, dated January __, 1997, among Buyer, Sellers and Manufacturers and Traders Trust Company; and

       (c) Non-Compete Agreements, dated January __, 1997, between Buyer and each Seller;

       (collectively the "Seller Documents"); and

  (2) the execution and delivery by the Corporation of the Stock Purchase Agreement.

       This letter is being delivered to you pursuant to Section 8.10 of the Stock Purchase Agreement.

       The opinions set forth in this letter are subject to the following qualifications:

       [INSERT OPINION LETTER QUALIFICATIONS]

       Subject to the qualifications set forth in the letter, it is our opinion that:

       1. The Corporation is a corporation duly incorporated, validly existing and in good standing under the law of the State of ___________. The Corporation is authorized to do business under the laws of the State of ___________.

       2. The Corporation has the corporate power to execute, deliver and perform the Stock Purchase Agreement.

       3. The execution, delivery and performance by the Corporation of the Stock Purchase Agreement has been duly authorized by all necessary corporate action of Seller.

       4. The Stock Purchase Agreement (a) has been duly executed and delivered by the Corporation and (b) constitutes a valid and binding obligation of the Corporation and is enforceable against the Corporation.

       5. Each Seller Document (a) has been duly executed and delivered by Sellers and (b) constitutes a valid and binding obligation of Sellers and is enforceable against Sellers.

       6. Except as disclosed in the Schedules to the Stock Purchase Agreement, no filing with, notice to, consent or authorization of, or other act by any Ohio or United States federal court or other Ohio or United States federal governmental authority is required in connection with the execution and delivery by the Corporation and the Sellers of the Stock Purchase Agreement and the Seller Documents, respectively, and the performance by the Corporation and the Sellers of the Stock Purchase Agreement and the Seller Documents, respectively.

       7. The execution and delivery by the Corporation of the Stock Purchase Agreement does not, and the performance by the Corporation of the Stock Purchase Agreement, if such performance were to occur on the date of this letter, would not, (a) violate the Certificate of Incorporation or By-Laws of the Corporation,
(b) except as otherwise disclosed in the Schedules to the Stock Purchase Agreement, violate, result in a violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any asset of the Corporation pursuant to, any material contract to which the Corporation is a party, (c) to our knowledge, except as disclosed in the Schedules to the Stock Purchase Agreement, violate any judgment, decree or order of any court or other governmental authority applicable to the Corporation or (d) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution, delivery and performance, (i) violate the Ohio General Corporation Law ("OGCL") or any United States federal statute, rule or regulation or (ii) require any order, consent, approval or authorization of, or any declaration or filing with, any Ohio court or other Ohio governmental authority pursuant to the OGCL or any United States federal court or other United States federal governmental authority.

       8. The execution and delivery by the Sellers of the Seller Documents do not, and the performance by the Sellers of the Seller Documents, if such performance were to occur on the date of this letter, would not, (a) to our knowledge, violate any judgment, decree or order of any court or other governmental authority applicable to Sellers (b) except as otherwise disclosed in the Schedules to the Stock Purchase Agreement violate, result in a violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any asset of the Corporation pursuant to, any contract, or (c) assuming the non-existence of any judgment, decree or order of any court or other governmental authority that would be violated by such execution, delivery and performance, (i) violate the OGCL or any United States federal statute, rule or regulation or (ii) require any order, consent, approval or authorization of, or any declaration or filing with, any Ohio court or other Ohio governmental authority pursuant to the OGCL, or United States federal court or other United States federal governmental authority.

       9. To our knowledge, except as disclosed in the Schedules to the Stock Purchase Agreement, there is no pending or overtly threatened action, suit, proceeding, inquiry or investigation by or before any court or other governmental authority that is against or involves the Sellers or the

Corporation that threatens or questions the transactions contemplated by the Stock Purchase Agreement

       10. To our knowledge, except as disclosed in the Schedules to the Stock Purchase Agreement, no unsatisfied judgment, order, writ, injunction, decree, directive or assessment or other command of any court or other governmental authority has been entered against or served upon the Sellers or the Corporation.

       This letter is intended solely for the benefit of the parties to whom it is addressed, and each of their respective successors and assignees, and, without our express written consent, may not be relied upon, referred to or otherwise used by any other person or other than in connection with the Seller Documents.

                                  Very truly yours,

                                  RICHARDS & MERRILL


                                  By: